Malcolm Crawford
                                        Attorney-At-Law
                                  3631 E. 7th Avenue Parkway
                                     Denver, Colorado 80206
                                   Telephone (303) 388-7752
                                   Facsimile (303) 388-7755

September 5, 2000

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:
Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-2 OF KINGDOM VISION NETWORK,
INC.

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the registration statement on Form SB-2 and any amendments for Kingdom Vision Network, Inc.

It is my opinion that the securities of Kingdom Vision Network, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 registration statement of Kingdom Vision Network, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


                                                Yours very truly,


                                                /s/Malcolm Crawford
                                               ---------------------
                                                Malcolm Crawford